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                                                         EXHIBIT 23.05



                      [Letterhead of Arthur Andersen LLP]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement.

                                         /s/ Arthur Andersen LLP

                                         Arthur Andersen LLP

Denver, Colorado,
 February 20, 1997.